EXHIBIT 99
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[Logo]                                                 One Franklin Parkway
                                                       San Mateo, CA  94403-1906

                                                       tel     650/312.2000
                                                       franklintempleton.com

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Contact:       Franklin Resources, Inc.
               Investor Relations: Alan Weinfeld (650) 525-8900
               Corporate Communications: Stacey Johnston (650) 525-7458 franklintempleton.com
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                                                           FOR IMMEDIATE RELEASE

FRANKLIN RESOURCES, INC., COMPLETES ACQUISITION OF DARBY OVERSEAS INVESTMENTS, LTD.

     San Mateo, CA, October 1, 2003 - Franklin Resources, Inc. (operating as Franklin Templeton Investments) (NYSE: BEN) of San Mateo, CA, today announced the completion of its acquisition of Darby Overseas Investments, Ltd. and Darby Overseas Partners, L.P. (collectively "Darby"), for $75.88 million in cash. Franklin Resources, Inc., previously owned 12.66% of Darby, and with the completion of the acquisition, now has 100% ownership. The acquisition is in accordance with the agreement first announced on August 4, 2003.
     The acquisition of Darby will expand Franklin Templeton's offerings in alternative investment strategies and will provide additional investment options for institutional and high net-worth clients. Darby's recognized leadership in emerging markets private equity and mezzanine finance complements the organization's expertise in international markets. Darby managed approximately $700 million in emerging markets private equity and mezzanine funds and approximately $300 million in emerging markets fixed-income products as of June 30, 2003.
     Darby Overseas Investments, Ltd., based in Washington, DC, sponsors and manages funds for institutional investors and high net-worth individuals that invest in Latin American private equity (including specialized financial services and technology funds). Darby, through funds in Asia and Latin America, is the leading private mezzanine investment firm for emerging markets. For more information, please visit darbyoverseas.com.
     Franklin Resources, Inc. [NYSE:BEN] is a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $297 billion in assets under management as of August 31, 2003. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.

FORWARD-LOOKING STATEMENTS:
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

Statements in this press release regarding Franklin Resources, Inc.'s business, which are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors, some of which are listed below, that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of the Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and Franklin's most recent Form 10-Q.

     * Continuing volatility in the equity markets have caused the levels of our assets under management to fluctuate significantly.
     * Weak market conditions may lower our assets under management and reduce our revenues and income.
     *    We  face  strong   competition  from  numerous  and  sometimes  larger
          companies.
     * Changes in the distribution channels on which we depend could reduce our revenues or hinder our growth.
     * We face risks associated with conducting operations in numerous foreign countries.
     * Certain of the portfolios we manage, including our emerging market portfolios and related revenues, are vulnerable to market-specific political or economic risks.
     * Our ability to meet cash needs depends upon certain factors, including our asset value, credit worthiness and the market value of our stock.
     * Technology and operating risk and limitations could constrain our operations.


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